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                                                                         Page 42

                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



NAME OF                           STATE OF                   NAME UNDER WHICH
SUBSIDIARY                        INCORPORATION              SUBSIDIARY DOES BUSINESS
----------                        -------------              ------------------------

CHW LLC                           Delaware                   CHW LLC

Providence Insurance Company,     A Bermudian Company        Providence Insurance Company,
   Limited                                                      Limited

CatoSouth LLC                     North Carolina             CatoSouth LLC

Cato of Texas L.P.                Texas                      Cato of Texas L.P.

Cato Southwest, Inc.              Delaware                   Cato Southwest, Inc.

CaDel LLC                         Delaware                   CaDel LLC

CatoWest LLC                      Nevada                     CatoWest LLC

Cedar Hill National Bank          A Nationally Chartered     Cedar Hill National Bank
                                      Bank

Catocorp.com, LLC                 Delaware                   Catocorp.com, LLC